UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ATOSSA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	Fee not required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Atossa Therapeutics, Inc.

107 Spring Street

Seattle, Washington 98104

ADDITIONAL DEFINITIVE PROXY MATERIAL

On April 26, 2023, the Board of Directors of Atossa Therapeutics, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendment modified the provisions for determining the presence of a quorum at all meetings of stockholders to provide that the presence, in person or by proxy, of the holders of at least one-third of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at all meetings of the stockholders for the transaction of business. Prior to the amendment, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote would constitute a quorum for the transaction of business. The change in quorum requirement will apply with respect to the Company’s 2023 Annual Meeting of Stockholders, to be held on May 4, 2023.

If you have voted by proxy already, your vote will be counted – there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Annual Meeting.

This document amends and supplements the Proxy Statement for the Annual Meeting, dated and originally sent to stockholders on or about March 30, 2023, to reflect the new quorum requirement applicable to the Annual Meeting.

The following Question and Answer is added to the Proxy Statement:

What constitutes a quorum at the Annual Meeting?

The presence, by registering and participating in the Annual Meeting or by submitting a proxy, of the holders of one-third (33.33%) of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions in each of the proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting.

The record date for the Annual Meeting remains as March 16, 2023.

Your Vote is Important

You can vote at the Annual Meeting by attending the meeting, which is being held virtually on May 4, 2023, beginning at 6:00 a.m. Pacific Time, or voting by proxy in advance. Please see below for information regarding voting by proxy.

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If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote at the virtual Annual Meeting, vote by proxy by telephone, through the Internet or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. To vote through the Internet, Go to http://www.FCRvote.com/ATOS to complete an electronic proxy card. To vote by telephone, You may use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 3, 2023 by calling the toll-free number 1-866-402-3905. Have your proxy card in hand when you call and then follow the instructions or, if you received a paper copy, you may complete, sign and return a proxy card. For stockholders of record who want to attend the virtual Annual Meeting, you will be able to attend the Annual Meeting online, view the list of stockholders of record upon request, vote your shares electronically and submit questions prior to the meeting. In order to attend and participate in the 2023 Annual Meeting live via the Internet, you must register at http://www.viewproxy.com/AtossaTherapeutics/2023/htype.asp by 11:59 P.M. Eastern Time on May 1, 2023.

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If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote your shares at the virtual Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Annual Meeting. Then you must register at http://www.viewproxy.com/AtossaTherapeutics/2023/htype.asp by 11:59 P.M. Eastern Time on May 1, 2023.

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If you are a beneficial owner of shares, you can also provide discretionary authority to your brokerage firm, bank or other nominee to vote your shares by following the directions provided to you by such brokerage firm, bank or other nominee.

Whether you plan to participate in the virtual Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted.

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